UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Bonus Performance Criteria and Potential Bonus Payouts under the Company’s Cash Bonus Plan for Fiscal 2008

On March 24, 2008, the Human Resources and Compensation Committee (the “HRCC”) of the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) adopted performance criteria and the potential bonus payout amounts for the award of bonuses to the Company’s named executive officers (“NEOs”) for the fiscal year ending January 31, 2009 (“fiscal 2008”) under the Company’s Cash Bonus Plan. The table below sets forth the following for each NEO: (i) performance criteria for payout of potential bonus and the percentage weight accorded to each component of such criteria (the “Bonus Performance Criteria”); and (ii) the percentage of base salary payable upon achievement of threshold, target or maximum levels of the Bonus Performance Criteria (the “Potential Bonus Payout”). The threshold level for net income must be achieved in order for any bonus to be payable.

	Fiscal 2008	Potential Bonus Payout
Executive Officer	Bonus Performance Criteria	(% of Base Salary)
Tim Grumbacher, Executive Chairman of the Board	Net income – 80% Sales – 20%	Threshold – 20% Target – 40% Maximum – 80%
Byron L. Bergren, President and CEO	Net income – 80% Sales – 20%	Threshold – 50% Target – 100% Maximum – 200%
Anthony J. Buccina, Vice Chairman and President – Merchandising	GMROI Dollars(1) – 25% Sales – 25% Net income – 50%	Threshold – 37.5% Target – 75% Maximum – 150%
Stephen R. Byers, Vice Chairman – Stores, Distribution, Real Estate and Construction	GMROI Dollars(1) – 20% Sales – 20% Net income – 60%	Threshold – 37.5% Target – 75% Maximum – 150%
Keith E. Plowman, Executive Vice President, Chief Financial Officer and Principal Accounting Officer	Net income – 80% Sales – 20%	Threshold – 25% Target – 50% Maximum – 100%

(1) Gross margin return on inventory dollars.

Approval of Performance Criteria for 2008 Performance-Based Restricted Stock to Byron L. Bergren

On March 24, 2008, the HRCC adopted the following performance measures for the vesting of an aggregate of 203,576 shares of restricted stock granted to Byron L. Bergren for fiscal 2008, which will vest based on the Company’s performance in fiscal 2008 (the “2008 Restricted Stock”), pursuant to Restricted Stock Agreements between the Company and Mr. Bergren dated July 19, 2007 and February 4, 2008.

(1)	The 2008 Restricted Stock shall become fully vested as of January 31, 2009 if the Company achieves the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

(2)	Ninety percent (90.0%) of the 2008 Restricted Stock shall become vested as of January 31, 2009 in the event that the Company achieves 93.2% of the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

(3)	Eighty percent (80.0%) of the 2008 Restricted Stock shall become vested as of January 31, 2009 in the event that the Company achieves 87.3% of the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

(4)	Seventy percent (70.0%) of the 2008 Restricted Stock shall become vested as of January 31, 2009 in the event that the Company achieves 81.5% of the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

(5)	Sixty percent (60.0%) of the 2008 Restricted Stock shall become vested as of January 31, 2009 in the event that the Company achieves 75.6% of the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

(6)	Fifty percent (50.0%) of the 2008 Restricted Stock shall become vested as of January 31, 2009 in the event that the Company achieves 69.8% of the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

The 2008 Restricted Stock will be forfeited if net income is below 69.8% of the net income required for Mr. Bergren’s target bonus with respect to fiscal 2008.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Restricted Stock Agreement between The Bon-Ton Stores, Inc. and Byron L. Bergren dated February 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman

Keith E. Plowman Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: March 26, 2008

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Restricted Stock Agreement between The Bon-Ton Stores, Inc. and Byron L. Bergren dated February 4, 2008